SIXTH ALLONGE TO
                             SECURED PROMISSORY NOTE

     ALLONGE, dated August 9, 1999, attached to and forming a part of the Secured Promissory Note, dated January 26, 1999, as amended by the Allonge to
Secured Promissory Note dated January 29, 1999, the Second Allonge to Secured Promissory Note dated March 19, 1999, the Third Allonge to Secured Promissory Note dated March 24, 1999, the Fourth Allonge to Secured Promissory Note dated May 10, 1999, and the Fifth Allonge to Secured Promissory Note dated July 16, 1999 (collectively, the "NOTE"), made by THE NETWORK CONNECTION, INC., a Georgia corporation ("MAKER"), payable to the order of Interactive Flight Technologies, Inc., a Delaware corporation ("PAYEE") in the original principal amount of $500,000 and in the current principal amount of $2,645,007.

     1. In consideration of the cancellation of the notes referred to on Annex I attached to this Allonge which were issued by Maker, have been acquired by Payee, and are in the aggregate principal amount of Three Hundred Fifty Thousand Dollars ($350,000), with interest, redemption premiums, and other charges incurred but unpaid thereon to the date hereof totaling One Hundred Twenty Seven Thousand Seven Hundred Fifty Dollars ($127,750) (the "Series D Notes"), the principal amount of the Note is hereby increased to Three Million One Hundred and Twenty Two Thousand and Seven Hundred Fifty Seven Dollars ($3,122,757). Accordingly, the first paragraph of the Note is hereby amended as follows:

          FOR VALUE RECEIVED, the undersigned, The Network Connection, Inc., a Georgia corporation (the "MAKER"), hereby promises to pay to the order of Interactive Flight Technologies, Inc., a Delaware corporation, its successors and assigns (the "PAYEE"), the principal sum of Three Million One Hundred Twenty-Two Thousand Seven Hundred Fifty-Seven
          Dollars ($3,122,757), together with interest on the outstanding principal balance thereof accrued from the date hereof: (a) at the fixed rate of 9.5% per annum in respect of all periods during which no Event of Default (as such term is hereinafter defined) is continuing; and (b) at the fixed rate of 12.5% in respect of all periods during which any Event of Default is continuing. All payments of principal and/or interest shall be paid in lawful money of the United States of America in immediately available funds to an account designated by Payee.

     2. Any agreement to subordinate, or any subordination, of the indebtedness represented by the Note to bank or finance company indebtedness, which may heretofore have been given by Payee, is null and void and of no force or effect. Maker represents and warrants to Payee that since execution of the Note, Payee retains a first priority security interest in the Collateral granted by Maker to Payee pursuant to that certain Security Agreement dated January 25, 1999 as amended, ("SECURITY AGREEMENT"). The Maker's obligations under the Note, as amended hereby, shall be and be deemed to be secured by the Collateral and subject to the terms of the Security Agreement, all of which are confirmed and ratified as of the date hereof, including, but not limited to, all of the representations, warranties and covenants therein.

     3. In all other respects, the Note is confirmed, ratified, and approved and, as amended by this Fifth Allonge, shall continue in full force and effect, subject to the waivers provided by Payee contained in the Fourth Allonge.

     IN WITNESS WHEREOF, Maker and Payee have caused this Sixth Allonge to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                        THE NETWORK CONNECTION INC.


                                        By: /s/ Wilber Riner, Sr.
                                            ------------------------------------


                                        Accepted and agreed to:


                                        INTERACTIVE FLIGHT TECHNOLOGIES, INC.


                                        By: /s/ Morris C. Aaron
                                            ------------------------------------

                                     ANNEX I

                 SERIES D NOTES OF THE NETWORK CONNECTION, INC.


DATE OF NOTE         ORIGINAL PAYEE         PRINCIPAL AMOUNT   TRANSFERRED TO
------------         --------------         ----------------   --------------
October 20, 1998     Robert E. Benninger,       $100,000       XCEL Capital LLC
                     Jr. and Sara Anne                         on April 13, 1999
                     Benninger
                                                               XCEL Capital LLC
October 20, 1998     Will D. Brantley           $150,000       on April 23, 1999

October __, 1998     Elaine Martin              $100,000       Not Transferred
                                                --------
TOTAL                                           $350,000
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